(logo) TRIMONT

3560 Lenox Road NE,

Suite 2200

Atlanta, GA 30326

+1 404 420 5600

trimont.com

MANAGEMENT'S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC

REGULATION AB SERVICING CRITERIA

1.       Trimont LLC (the “Company” or “Trimont”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of the U.S. Securities and Exchange Commission’s (“SEC”) Regulation AB, as of and for the year ended December 31, 2024 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report (collectively referred to as the “Special Servicing Platform” or the “Platform”) include asset-backed transactions and securities for which the Company served in the capacity of Special Servicer as defined in Appendix B.

2.       Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.

3.       The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to the Company based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period.

4.       With respect to servicing criterion 1122(d)(2)(vii), the Company has engaged various vendors to perform some or all of the activities required by this servicing criterion. Management has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to each vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

5.       During the Reporting Period, there were no payments on pool assets on the Platform, therefore the Company did not perform any servicing activities related to criterion 1122(d)(2)(i) as of and for the year ended December 31, 2024.

6.       During the Reporting Period, there were no advances of funds on the Platform, therefore the Company did not perform any servicing activities related to criterion 1122(d)(2)(iii) as of and for the year ended December 31, 2024.

7.       Trimont LLC has complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, as of and the year ended December 31, 2024 with respect to the Platform taken as a whole.

8.       Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

Trimont LLC

February 28, 2025

/s/ Glen Peters

Glen Peters, Chief Financial Officer / Chief Operating Officer

Atlanta | Dallas | Kansas City | London | New York | Sydney

Appendix A – Applicable Servicing Criteria
SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Trimont	Performed by Vendor(s) for which Trimont is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Trimont is NOT the Responsible Party	NOT performed by Trimont or by subservicer(s) or Vendor(s) retained by Trimont
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.				X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X1
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.				X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-aging's) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts) See following: (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.				X

1 This criterion is only applicable to the COMM 2012-CCRE2, GSMS 2016-GS3, and GSMS 2018-GS10 portfolio servicing agreements. 1122(d)(2)(iii) is inapplicable to all other servicing agreements that make up the Platform.

APPENDIX B – The Platform

Trimont LLC was named as the special servicer for all portfolios listed below. However, there was only activity requiring Trimont LLC to perform the role as Special Servicer for the portfolios designated with a “X” throughout the period in scope listed below.

Portfolio Name	Servicing Agreement Date	Period in Scope	Special Servicing activity required as of and for the year ended December 31, 2024
GSMS 2021-ROSS	May 28, 2021	January 1, 2024 - December 31, 2024	X
BSREP 2021-DC	August 16, 2021	January 1, 2024 - December 31, 2024
225 Liberty Street Trust 2016	February 6, 2016	January 1, 2024 - December 31, 2024
GSMS 2016-GS3	September 1, 2016	January 1, 2024 - December 31, 2024
Bancorp 2017-CRE2	August 30, 2017	January 1, 2024 - December 31, 2024	X
MSC 2017-ASHF	December 9, 2017	January 1, 2024 - December 31, 2024	X
CSMC 2017-PFHP	December 19, 2017	January 1, 2024 - December 31, 2024	X
GSMS 2018-GS10	July 1, 2018	January 1, 2024 - December 31, 2024
Bancorp 2018-CRE4	September 27, 2018	January 1, 2024 - December 31, 2024
Bancorp 2018-CRE3	March 29, 2018	January 1, 2024 - December 31, 2024
AHT1 2018-KEYS	July 16, 2018	January 1, 2024 - December 31, 2024	X
GSMS 2018-TWR	July 31, 2018	January 1, 2024 - May 20, 2024	X
COMM 2012-CCRE2	August 1, 2012	January 1, 2024 - March 15, 2024	X
JPMCC 2018-MINN	December 7, 2018	January 1, 2024 - December 31, 2024	X
CF 2019-BOSS	November 26, 2019	January 1, 2024 - July 15, 2024	X
Bancorp 2019-CRE5	March 28, 2019	January 1, 2024 - October 17, 2024	X
CAMB Trust 2019-LIFE	January 9, 2019	January 1, 2024 - December 31, 2024
NCMS 2019-MILE	December 23, 2019	January 1, 2024 - December 31, 2024
NYT 2019-NYT	January 30, 2019	January 1, 2024 - December 31, 2024
JPMCC 2020-ACE	February 20, 2020	January 1, 2024 - November 13, 2024
FRESB 2017-SB28	March 1, 2017	January 1, 2024 - December 31, 2024	X
FRESB 2017-SB32	June 1, 2017	January 1, 2024 - December 31, 2024	X
FREMF 2015-KF07	April 1, 2015	January 1, 2024 - November 25, 2024
VMC FINANCE 2019-FL3 LLC	October 3, 2019	January 1, 2024 - December 31, 2024	X
VMC FINANCE 2021-FL4 LLC	May 25, 2021	January 1, 2024 - December 31, 2024	X
VMC FINANCE 2021-HT1 LTD	December 8, 2021	January 1, 2024 - August 19, 2024	X
VMC FINANCE 2022-FL5 LLC	March 10, 2022	January 1, 2024 - December 31, 2024	X
VMC FINANCE 2023-PV1 LLC	July 27, 2023	January 1, 2024 - December 31, 2024
GPMT 2021-FL3 LTD	May 14, 2021	January 1, 2024 - December 31, 2024	X
GPMT 2021-FL4, LTD	November 16, 2021	January 1, 2024 - December 31, 2024	X
UBS-B 2012-C2	July 1, 2012	January 1, 2024 - December 31, 2024	X
H.I.G. RCP 2023-FL1, LLC	November 2, 2023	January 1, 2024 - December 31, 2024
MED 2024-MOB	May 9, 2024	May 9, 2024 - December 31, 2024
BFLD 2024-UNIV	November 5, 2024	November 5, 2024 - December 31, 2024
JW Trust 2024-BERY	November 18, 2024	November 18, 2024 - December 31, 2024
GSMS 2024-UPTN	October 25, 2024	October 25, 2024 - December 31, 2024